    As filed with the Securities and Exchange Commission on September 24, 2004

                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                BBMF CORPORATION
             (Exact name of Registrant as specified in its charter)


               NEVADA                                  88-0286466
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

                 ROOM 4302, 43RD FLOOR, CHINA RESOURCES BUILDING
                    26 HARBOUR ROAD, WAN CHAI, HONG KONG SAR
                    (Address of principal executive offices)

                            ------------------------

                             2004 STOCK OPTION PLAN

                            ------------------------

                                BBMF Corporation
                 Room 4302, 43rd Floor, China Resources Building
                    26 Harbour Road, Wan Chai, Hong Kong SAR
                     (Name and address of agent for service)

                                 +852 2116 8509
          (Telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:


                                    Simon Luk
                         Heller Ehrman White & McAuliffe
                         35th Floor, One Exchange Square
                           8 Connaught Place, Central
                                    Hong Kong
                                 (852) 2292-2000


               (Calculation of Registration Fee on following page)

================================================================================


-----------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                                Proposed        Proposed
                                                                maximum          maximum        Amount of
  Title of each class of securities       Amount to be       offering price     aggregate      registration
          to be registered                registered(1)         per share     offering price       fee
-----------------------------------------------------------------------------------------------------------

2004 STOCK OPTION PLAN
  Common Stock, US$0.001 par value......  2,400,000 Shares     $0.001 (2)        $ 2,400         US$0.30
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


-----------------------
(1) This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the based upon the book value of the common stock as of September 22, 2004.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's common stock contained in the registrant's Registration Statement on Form 10-SB filed with the Commission under Section 12 of the Exchange Act on November 8, 1999 including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

     The Company's Articles of Incorporation and By-laws provide in substance that no director, officer, employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.

     The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not claimed.


Item 8. EXHIBITS.

     See Exhibit Index.


Item 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People's Republic of China, on September 24, 2004.



                                           BBMF Corporation



                                           By: /s/  Antony Ren Haw Ip
                                               ---------------------------------
                                               Antony Ren Haw Ip
                                               President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antony Ren Haw Ip and Anny Lian, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                                   Title                          Date
             ---------                                   -----                          ----

   /s/ Antony Ren Haw Ip               President (Principal Executive Officer)   September 24, 2004
------------------------------------
Antony Ren Haw IP

   /s/ Anny Lian                       Chief Financial Officer (Principal        September 24, 2004
------------------------------------    Financial and Accounting Officer)
Anny LIAN

   /s/ Antony Ren Haw Ip               Director                                  September 24, 2004
------------------------------------
Antony Ren Haw IP

   /s/ Yih Hann Lian                   Director                                  September 24, 2004
------------------------------------
Yih Hann LIAN


                               INDEX TO EXHIBITS


Exhibit
Number
-------

  5.1       Opinion of Woodburn and Wedge, Special Nevada Counsel to the Company

 10.1       2004 Stock Option Plan

 23.1       Consent of Woodburn and Wedge (included in Exhibit 5.1)

 23.2       Consent of Chisholm, Bierwolf & Nilson, LLC

 23.3       Consent of Independent Registered Public Accounting Firm (BDO McCabe
            Lo & Company)

 24.1 Power of Attorney (included as part of the signature page to this Registration Statement)
